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                                                                     EXHIBIT 5.2

                       [Squire, Sanders & Dempsey, S.L.,
                        Sociedad Unipersonal letterhead]



                                                      Madrid, March 2, 2005

        Lear Corporation
        Lear Operations Corporation
        Lear Seating Holdings Corp. #50
        Lear Corporation EEDS and Interiors
        Lear Technologies, LLC
        Lear Midwest Automotive, Limited Partnership
        Lear Automotive (EEDS) Spain S.L.
        Lear Corporation Mexico, S.A. de C.V.
        21557 Telegraph Road
        Southfield, MI 48034-5008

        Re: Guarantee of 5 3/4% Series B Senior Notes due 2014

        Gentlemen:

        We have acted as special counsel to (i) Lear Corporation, a Delaware corporation (the "Company") and (ii) Lear Automotive (EEDS) Spain, S.L. ("Lear Spain"), in connection with certain matters relating to the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company, Lear Spain and certain other Lear subsidiaries with the United States Securities and Exchange Commission (the "Commission") relating to the offer by the Company to exchange $400,000,000 aggregate principal amount of its 5 3/4% Series B Senior Notes due 2014 (the "Exchange Notes") and the guarantees of the Exchange Notes by Lear Spain and certain other Lear subsidiaries (the "Exchange Guarantees" and, together with the Exchange Notes, the "Exchange Securities") for $400,000,000 aggregate principal amount of the Company's 5 3/4% Senior Notes due 2014 (the "Original Notes", and, together with the Exchange Notes, the "Notes") and the guarantees for the Original Notes by Lear Spain and certain other Lear subsidiaries (the "Original Guarantees" and, together with the Original Notes, the "Original Securities"). The Exchange Securities will be issued under an Indenture, dated as of August 3, 2004 (the "Indenture") among the Company, the Guarantors party thereto from time to time and BNY Midwest Trust Company, as trustee.

        This opinion letter is being furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

        Capitalized terms used but not defined herein shall have the meanings set forth in the prospectus contained in the Registration Statement (the "Prospectus").

        In connection with this opinion letter, we have examined and are familiar with originals or copies identified to our satisfaction, of:
        (i) the Indenture; (ii) the Registration Statement except for the documents incorporated therein by reference; (iii) the deed of formation of Lear Spain; (iv) the by-laws of Lear Spain, as amended; (v) two resolutions of the sole


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        shareholder of Lear Spain dated July 29th, 2004 and February 8th, 2005, respectively, approving, among other things, the granting by Lear Spain of the guarantees of the obligations of Lear Corporation under the Indenture and under the Exchange Notes; and (vi) three resolutions of the Board of Directors of Lear Spain dated July 29th, 2004, November 2nd, 2004 and February 8th, 2005, respectively, approving the granting by Lear Spain of the guarantees of the obligations of Lear Corporation under the Indenture and under the Exchange Notes and granting powers of attorneys for the preparation and execution of the Registration Statement, any amendments to the Registration Statement and documents connected therewith which may be advisable or required to be filed with the U.S. Securities and Exchange Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Lear Spain and such other agreements, documents, instruments, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, and that all documents submitted to us as copies will conform in all material aspects to the executed original documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, Lear Spain and others. Additionally, we have, with your consent, assumed and relied upon the following:

        (a) the accuracy and completeness of all certificates and other statements, documents, records and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Indenture, with respect to the factual matters set forth therein;

        (b) all parties to the documents reviewed by us (other than Lear Spain) are duly formed, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified and have full power and authority to execute, deliver and perform their obligations under such documents and such documents have been duly authorized, executed and delivered by them; and

        (c) the Exchange Securities will be delivered in accordance with the terms of the Prospectus and the Indenture, and the Exchange Guarantees constitute the legal, valid and binding obligation of each party thereto (other than Lear Spain) enforceable against such party in accordance with its terms.

        Members of our firm Madrid office are admitted to the bar in Madrid, Spain, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of Spain to the extent referred to specifically herein.

        Based upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

        (i) Lear Spain is a Spanish Limited liability Company, duly formed, validly existing and in good standing under the laws of Spain, and it has full power and authority to execute, deliver and perform its obligations under the Exchange Guarantees.


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        (ii)      The issuance of the Exchange Guarantees has been duly
                  authorized, executed and delivered by Lear Spain; and

        (iii) The Exchange Guarantees constitute a valid and legally binding obligation of Lear Spain enforceable in Spain in accordance with its terms through ordinary proceedings, subject to the limitations provided in the Indenture and to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Exchange Securities are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Securities shall have been issued and delivered in exchange for the Original Securities pursuant to the terms set forth in the Prospectus.

        Our opinions set forth in this letter are based upon the facts in existence and Spanish laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention alter the delivery hereof.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

        This opinion letter is solely for the benefit of the addressees hereof in connection with the consummation of the transactions contemplated by the Prospectus. This opinion letter may not be relied upon in any manner by any other person, except BNY Midwest Trust Company in its capacity as trustee under the Indenture, and may not be disclosed, quoted, filed with a governmental agency (except as set forth above) or otherwise referred to without our express prior written consent.




        /s/ Juan Picon

        SQUIRE, SANDERS & DEMPSEY, S.L.
        Sociedad Unipersonal
        By Juan Picon

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